UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
       Date of Report (Date of Earliest Event Reported) December 16, 2002

                           COMMISSION FILE NO. 0-22191

                        LOTTERY & WAGERING SOLUTIONS INC.
                (Name of Registrant as Specified in its Charter)

        Delaware                                        IRS NO. 65-0675901
(State of Incorporation)                                  (IRS Employer
                                                         Identification)

           8201 PETERS ROAD, SUITE 1000, FT. LAUDERDALE, FLORIDA 33324
                    (Address of Principal Executive Offices)

                                 (954) 916-2610
              (Registrant's telephone number, Including Area Code)

                                 ---------------

ITEM 5. OTHER EVENTS

On December 16, 2002, Lottery & Wagering Solutions, Inc., ("LWSI"), acquired from four investors 300,000 shares of its common stock for $375,000, in a private transaction.

LWSI also announced on December 16, 2002, that a term sheet had been executed between Pacific Lottery Corporation ("PLC"), and Genting International PLC ("Genting") relating to a transaction in which Genting is expected to provide to PLC funding for the development of an online lottery system in the Southern Provinces of Vietnam. Subject to PLC obtaining various necessary and required regulatory approvals, the closing of that transaction, and the fulfillment of other conditions, LWSI is expected to receive warrants to purchase 1,400,000 common shares of PLC as a "finders option", and 7,569,483 common shares of PLC, under a preexisting agreement, in payment of certain advances made by LWSI for the Vietnamese project.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.
    Exhibit No.          Description
    -----------          -----------

      99.1 Press release, dated December 16, 2002, announcing execution of the term sheet relating to funding of the Vietnamese project and the repurchase of shares.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            LOTTERY & WAGERING SOLUTIONS, INC.



Date: December 18, 2002                  By:      S/ Miles R. Greenberg
                                             -----------------------------------
                                                     Miles R. Greenberg


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                                INDEX TO EXHIBITS

    Exhibit No.          Description
    -----------          -----------

      99.1 Press release, dated December 16, 2002, announcing execution of the term sheet relating to funding of the Vietnamese project and the repurchase of shares.